UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported):

September 16, 2010 (September 16, 2010)

GRAHAM PACKAGING HOLDINGS COMPANY

(Exact name of registrant as specified in its charter)

Pennsylvania	333-53603-03	23-2553000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Pleasant Valley Road

York, Pennsylvania 17402

(717) 849-8500

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240. 14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240. 14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240. 13e–4(c))

Item 8.01.	Other Events

On September 16, 2010, our parent company, Graham Packaging Company Inc. issued a press release announcing that its subsidiary, Graham Packaging Company, L.P. (the “Company”) intends to offer, in a private placement, $250 million aggregate principal amount of senior unsecured notes due 2018 (the “Notes”). The Company intends to use the net proceeds of this offering, along with borrowings under its senior secured credit facility and cash on hand, to finance the previously announced acquisition of Liquid Container L.P. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Graham Packaging Company Inc., dated September 16, 2010.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

GRAHAM PACKAGING HOLDINGS COMPANY

Date: September 16, 2010	By:	/s/ DAVID W. BULLOCK
	Name:	David W. Bullock
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

99.1	Press Release of Graham Packaging Company Inc., dated September 16, 2010.